UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2015

Major League Football, Inc.
(Exact name of registrant as specified in its charter)

Delaware	00-51132	20-1568059
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2601 Annand Drive, Suite 16, Wilmington, DE	19808
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (774) 213-1995

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2014, pursuant to Form 8-K/A, the registrant disclosed that on December 2, 2014 the registrant’s Board of Directors appointed Jerome R. Vainisi to serve as the registrant’s Chief Executive Officer commencing in January 2015 upon such date that the registrant and Mr. Vainisi finalize Mr. Vainisi’s employee agreement. As of the date of this report, the registrant and Mr. Vainisi have not yet finalized Mr. Vainisi’s employee agreement and Mr. Vainisi has not commenced serving as our Chief Executive Officer. The registrant and Mr. Vainisi expect that Mr. Vainisi will commence serving as the registrant’s Chief Executive Officer at sometime during March/April 2015.

On February 24, 2015, the registrant granted Mr. Vainisi an option to purchase up to 3,000,000 shares of the registrant’s common stock at the strike price of $0.30 per share.

On February 24, 2015, the registrant cancelled the option it granted to Mr. Vainisi to purchase up to 3,000,000 shares of the registrant’s common stock at the strike price of $0.90 per share.

Item 8.01 Other Events.

On February 24, 2015, pursuant to the terms of the registrant’s 2014 Employee Stock Plan and its standard Non-statutory Stock Option Agreement relating thereto, the registrant issued to its employees and consultants options to purchase up to 5,650,000 shares of the registrant’s common stock at an exercise price equal to $0.30 per share. The options vest over a period of 2-4 years and all of the options expire on February 23, 2025.

On February 24, 2015, the registrant cancelled an option it granted to Jerome R. Vainisi to purchase up to 3,000,000 shares of the registrant’s common stock at the strike price of $0.90 per share.

On February 24, 2015, the registrant issued to certain of its consultants and professional service providers warrants to purchase up to 1,550,000 shares of the registrant’s common stock at an exercise price equal to $0.01 per share. The warrants expire on February 23, 2020.

On February 24, 2015, the registrant provided additional conversion provisions to the holders of the registrant’s 4% convertible unsecured promissory notes. The additional provisions provide the holders of the notes (i) the right to convert the principal, along with all interest thereon, into shares of the registrant’s common stock at the conversion price of $0.52 per share, and (ii) a one (1) year warrant to purchase up to 100% of the number of shares obtained upon conversion of the note at the strike price of $1.00 per share.

No underwriters were utilized and no commissions or fees were paid with respect to any of these transactions. We relied on Section 4(a)(2) of the Securities Act of 1933, as amended, since the transactions did not involve any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJOR LEAGUE FOOTBALL, INC.

By:	/s/Michael D. Queen
Michael D. Queen, Executive V.P.

Dated: February 24, 2015